Exhibit 10.5

LICENSE AND PATENT ASSIGNMENT AGREEMENT

This LICENSE AND PATENT ASSIGNMENT AGREEMENT (this “Agreement”) dated as of April 10, 2020 is made by Activation Therapeutics Inc., a Delaware corporation (“Activation”), on its own behalf and on behalf of its Affiliates and Shanxi Taxus Pharmaceuticals Co., Ltd., a company incorporated under the laws of the People’s Republic of China (“Shanxi”), with respect to the following facts:

BACKGROUND

A. Activation sold certain intellectual property rights regarding Excellegen®, an FDA cleared and approved formulated fibrillary collagen product for wound healing and treatment (“Excellagen”), to Olaragen Therapeutix, Inc., a Delaware limited liability Company (“Olaragen”) pursuant to that certain Asset Purchase Agreement dated as of July 15, 2018, as amended by that (a) certain side letter dated July 19, 2018 by and between Activation and Olaregen regarding Lynch Biologics and (b) that certain side letter dated April 2, 2019 by and between Gene Biotherapeutics Inc., on behalf of its wholly-owned subsidiary Activation, and Olaregen, each of which are attached to this Agreement as Exhibit A (as amended, the “APA”).

B. In connection with the APA, Activation and Olaregen entered into that certain License Agreement, effective as of the date of completion of the payment of the Purchase Price provided for under the APA (as amended, the “License Agreement”), pursuant to which Activation received a license back to certain intellectual property rights regarding Excellagen for use in the Retained Territories (as defined in the License Agreement), a copy of which is attached as Exhibit C to the APA.

C. Activation is the owner of record of Chinese Patent No. CN 1050079312(B), entitled “Flowable Formulations for Tissue Repair and Regeneration” (the “Chinese Patent”).

D. Gene Biotherapeutics Inc., a Delaware corporation and the parent company of Activation, and Shanxi are parties to that certain letter agreement dated December , 2019 (the “Settlement Agreement”), pursuant to which Gene Biotherapeutics, Inc. agreed to cause Activation to license its intellectual property rights regarding Excellagen and transfer the Chinese Patent to Shanxi, in exchange for a release of claim and other consideration specified therein.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties agree as follows:

AGREEMENT

1.	LICENSE ASSIGNMENT.

1.1. Assignment of the License Agreement. Activation hereby conveys, sells, transfers and assigns to Shanxi all of Activation’s right, title and interest under the License Agreement solely with respect to development, manufacture and sale the Excellagen product in each of the Retained Territories and delegates any and all obligations and liabilities (if any) of Activation under the License Agreement with respect thereto.

1.2 Assumption of License Obligations. Shanxi hereby accepts the assignment and assumes all of the obligations and liabilities of Activation under the License Agreement, arising after the date of this Agreement.

1.3 Retention of Royalty Rights under APA. Activation retains, and this Assignment does not convey, sell, transfer, or assign any of Activation’s rights and/or obligations with respect to APA, including but not limited to any consideration or other amounts payable (whether or not yet payable) to Activation under the APA.

2.	CHINESE PATENT ASSIGNMENT.

2.1.	Assignment of Chinese Patent. Activation hereby conveys, sells, transfers and assigns to Shanxi all of Activation’s right, title, and interest (if any) in and to the Chinese Patent and all: (a) issuances, divisionals, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals thereof; (b) all rights of Activation accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world; (c) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and (d) any and all claims and causes of action based on any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, misappropriation, violation, misuses, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover any such damages.

2.2.	Authorization. Activation authorizes and requests the applicable official at the China National Intellectual Property Administration whose duty is to register and record ownership in patent applications or patents to record Shanxi as the assignee and owner of any and all of Activation’s rights in the Chinese Patent.

3.	WARRANTIES AND DISCLAIMERS.

3.1.	Representations. Activation represents that (a) it is a corporation duly organized and validly existing in the State of Delaware, and (b) that the execution, delivery and performance of this Assignment has been approved by all necessary corporate action on the part of Activation.

3.2	Quitclaim; Disclaimer. ACTIVATION MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, REGARDING EXCELLAGEN, THE APA, THE LICENSE AGREEMENT, OR THE CHINESE PATENT. ACTIVATION IS ASSIGNING AND SHANXI IS ASSUMING ITS RIGHTS UNDER THE LICENSE AGREEMENT AND THE CHINESE PATENT ON AN “AS IS/WHERE IS” BASIS WITH ALL FAULTS AND WITHOUT ANY EXPRESS, IMPLIED OR STATUTORY WARRANTIES WHATSOEVER INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY, NON-INFRINGEMENT, OR ARISING FROM COURSE OF PERFORMANCE, DEALING, USAGE OR TRADE.

ARTICLE III. MISCELLANEOUS PROVISIONS.

3.1.	Further Assurances. Activation shall execute and deliver any instruments and perform any acts which may be necessary to fully effectuate and record in any and all jurisdictions throughout the world the assignment of the rights, titles and interests assigned to Shanxi pursuant to this Assignment.

3.2.	Assignability. This Agreement will be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

3.3.	Entire Agreement. This Agreement contains the entire understanding among the parties and supersedes any prior written or oral agreements between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between the parties relating to the subject matter of this Agreement that are not fully set forth herein.

3.4	Amendments. This Agreement may not be modified or amended except by a written instrument signed by the parties. In addition, no waiver of any provision of this Agreement will be binding unless set forth in a writing signed by the party granting the waiver.

3.5.	Governing Law. This Assignment will be construed and enforced in accordance with the laws of the State of New York, without reference to its rules of conflicts of laws.

3.6.	Venue. Any dispute, controversy or claim with respect to this Agreement will be subject to the exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and the United States District Court for the Southern District of New York. Each party hereto waives to the fullest extent possible, the defense of an inconvenient forum, and each agrees that a final judgment in any action will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

3.7.	Waiver of Jury Trial. EACH OF THE UNDERSIGNED DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR RELATING OR INCIDENTAL HERETO.

3.8.	Attorney’s Fees. In the event that any party institutes any legal suit, action or proceeding against the other party arising out of this Agreement, the prevailing party in the suit, action or proceeding shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action or proceeding, including reasonable attorneys’ fees and expenses and court costs.

3.9	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one agreement. Photocopies, facsimile transmissions, or email transmissions of Adobe portable document format files (also known as “PDF” files) of signatures will be deemed original signatures and will be fully binding on the parties to the same extent as original signatures.

IN WITNESS WHEREOF, the Activation has caused this Assignment to be executed by its duly authorized representative as of the date first set forth above.

ACTIVATION THERAPEUTICS, INC.

by:	/s/ Christopher Reinhard
Christopher Reinhard
Chief Executive Officer

SHANXI TAXUS PHARMACEUTICALS CO., LTD.

by:	/s/ Jiayue Zhang
Jiayue Zhang
Chairman and President

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